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                                                                Exhibit 99.1

[Cenveo logo]

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FOR IMMEDIATE RELEASE                             CONTACT:
                                                  Kathy Hedin
                                                  Director of Communications
                                                  Cenveo, Inc.
                                                  303-566-7494
                                                  kathy.hedin@cenveo.com

               CENVEO COMPLETES NAME CHANGE WITH NEW WEB SITE
                              AND TICKER SYMBOL

                Mail-Well's New Name Approved by Shareholders

ENGLEWOOD, COLO., (MAY 17, 2004) - Cenveo(TM) Inc., (NYSE: CVO) one of North America's leading providers of visual communications services, today announced the company's new name, along with a new corporate identity, and tagline of "Vision Delivered." The company also launched a new web site at www.cenveo.com that reflects the company's new name, strategy, and broad selection of products and services, as well as a change to their New York Stock Exchange trading symbol to "CVO." Company executives plan to celebrate the first day of trading under the new stock symbol by ringing the opening bell at the New York Stock Exchange on Thursday, May 20, 2004.

"We are pleased with the decision by our shareholders to approve the company's new name as it will now provide a single identity that represents the company's unified and streamlined organization," said Paul Reilly, Cenveo's chairman, president, and CEO. "Our customers will benefit by doing business with a company under one name, rather than under the 40 trade names we conducted business under for ten years."

Prior to 2004, Mail-Well had operated under a number of trade names that often created confusion in the markets they served. As a result, customers did not often take advantage of the company's ability to provide "one stop shopping" for the large offering of visual communication solutions the combined companies offered--from design through fulfillment including e-services, envelopes, offset and digital printing, as well as printed office products.

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The company's new name of Cenveo unites the 40 trade names the company previously did business as, 85 North American facilities, and a workforce of 10,000 under one name that is focused on customer needs and shareholder value.

"As market conditions keep changing, we are looking for partners who are creative about expanding their services and providing solutions rather than just single product capabilities," said Sue Brush, SVP, Westin Hotels & Resorts. "In addition, we want to work with partners like Cenveo to develop process efficiencies and cost savings."

ABOUT CENVEO

Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned serving both direct customers through their commercial segment, doing business under the name Cenveo, and distributors and resellers of print and office products through its resale segment. Cenveo's broad portfolio of services and products include e-services, envelopes, offset and digital printing, as well as printed office products. Cenveo currently has approximately 10,000 employees and more than 80 printing and envelope locations plus five advanced fulfillment and distribution centers throughout North America. In early 2004, Cenveo was voted second place in the printing and publishing category as Fortune Magazine's Most Admired Companies and ranked number five of the Russell 3000 companies on Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

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Cenveo, Vision Delivered, and Mail-Well are either trademarks or registered trademarks of Cenveo, Inc.

In this prepared release, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to; the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition, and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release will constitute an offer to sell or a solicitation of an offer to buy Cenveo securities.